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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    Form 8-K

                Current Report Pursuant To Section 13 Or 15(d) Of
                       The Securities Exchange Act Of 1934

       Date of Report (Date of earliest event reported): November 2, 2001

                                -----------------

                           CROSSWORLDS SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                    000-29799

                            (Commission File Number)

             Delaware                                    94-3240149
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                              577 Airport Boulevard

                          Burlingame, California 94010
             (Address of principal executive offices, with zip code)

                                 (650) 685-9000
              (Registrant's telephone number, including area code)

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Item 5. Other Events

      On November 2, 2001, two actions, Neil Macklin v. CrossWorlds Software, Inc. et al. and Carl Rongo v. CrossWorlds Software, Inc. et al., were filed in the Superior Court of the State of California for the County of San Mateo. In these actions the plaintiffs named as defendants CrossWorlds and the directors of CrossWorlds. These complaints purport to assert claims on behalf of all public stockholders of CrossWorlds who are similarly situated with the plaintiff. These complaints allege that CrossWorlds and the members of CrossWorlds' Board of Directors have breached their fiduciary duties to CrossWorlds' public stockholders, that the directors engaged in self-dealing in connection with their approval of the merger and that the directors failed to take steps to maximize the value of CrossWorlds to its public stockholders. These complaints seek class certification and certain forms of equitable relief, including enjoining the consummation of the merger. CrossWorlds believes that these allegations are without merit and intends to vigorously contest this action. There can, however, be no assurance that CrossWorlds or the other defendants will be successful in their defense of these actions. A copy of Neil Macklin v. CrossWorlds Software, Inc. et al is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of Carl Rongo v. CrossWorlds Software, Inc., et al is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

            Exhibit No.     Description

            -----------     -----------

            99.1            Neil Macklin v. CrossWorlds Software, Inc., et al.
            99.2            Carl Rongo v. CrossWorlds Software, Inc. et al.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CROSSWORLDS SOFTWARE, INC.


Dated: November 13, 2001               By: /s/ Alfred J. Amoroso
                                           -----------------------------------
                                           Alfred J. Amoroso
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

99.1                       Neil Macklin v. CrossWorlds Software, Inc., et al.

99.2                       Carl Rongo v. CrossWorlds Software, Inc. et al.